UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Key Employee Agreements

On December 10, 2007, Graco Inc. (the “Company”) presented to the Company’s executive officers a new form of Key Employee Agreement, which has been previously approved by the Management Organization and Compensation Committee (the “MOCC”) of the Company’s Board of Directors. The MOCC approved the new form of agreement after reviewing current market practices related to severance arrangements and benefit levels related thereto.

Summary of Revisions from Prior Arrangements: The new agreement will replace the existing Key Employee Agreements and the Company’s severance arrangements currently in effect for executive officers. The primary differences between the new Key Employee Agreements and the prior arrangements include:

•	Confirmation of the details of severance for executive officers who are terminated without cause before any change of control. Previously, the Company had similar severance practices that were not reflected in a written plan or agreement.
•	Modification of the change of control trigger to include those events that are generally considered changes of control and to exclude those that would generally not be regarded as changes of control.
•	Provide severance benefits to executive officers that comply with (or, where possible, are structured to fall outside the coverage of) the requirements of Internal Revenue Code Section 409A.
•	Require that executive officers not compete with the Company and not solicit employees for two years after leaving employment (except in the case where, within two years after a change of control, the executive officer’s employment terminates involuntarily without cause or voluntarily for good reason).

Summary of New Key Employee Agreement: The Key Employee Agreement provides for payment of the following severance benefits if the executive officer’s employment is terminated involuntarily by the Company without Cause (as defined below) prior to a Change of Control (as defined below):

•	Severance pay equal to one times (two times for CEO) base salary plus target bonus, payable over the severance period
•	Pro-rata bonus for year of termination based on actual performance
•	Continued medical, dental and life insurance for the severance period
•	Outplacement services
•	Reimbursement of reasonable legal fees incurred to enforce the agreement

The Key Employee Agreement provides for payment of the following severance benefits if, within two years after a Change of Control, the executive officer’s employment is terminated involuntarily by the Company without Cause or if the executive officer resigns for Good Reason:

•	Severance pay equal to two times (three times for CEO) base salary plus target bonus, payable in a lump sum
•	Pro-rata bonus for year of termination based on target performance
•	Continued medical, dental and life insurance for the severance period
•	Attribution of two years (three years for CEO) service credit for purposes of nonqualified excess benefit retirement plan
•	Reimbursement of reasonable legal fees incurred to enforce the agreement
•	Gross-up of taxes due under “excess parachute” provisions of the Internal Revenue Code, subject to reduction of benefits of up to $25,000 to avoid such taxes

The definition of “Change of Control” in the Key Employee Agreements generally includes: (i) acquisition of beneficial ownership by a person or group which results in aggregate beneficial ownership of 30% or more of voting power or common stock, subject to certain exceptions; (ii) change of 50% or more of the Board members, without Board approval; and (iii) consummation of merger or other business combination unless the Company’s shareholders own a majority of voting power and common stock of surviving corporation and other conditions are satisfied.

As used in the Key Employee Agreement, “Cause” means: (i) conviction of, or guilty or no contest plea to, any felony or other criminal act involving moral turpitude; (ii) gross misconduct or any act of fraud, disloyalty or dishonesty related to or connected with the executive officer’s employment or otherwise likely to cause material harm to the Company or its reputation; (iii) a willful and material violation of the Company’s written policies or codes of conduct; (iv) wrongful appropriation of the Company’s funds or property or other material breach of the executive officer’s fiduciary duties to the Company; or (v) the willful and material breach of the Key Employee Agreement by the executive officer.

As used in the Key Employee Agreement, “Good Reason” means: (i) assignment of duties materially inconsistent with, or other material diminution of, the executive officer’s position, duties or responsibilities as in effect immediately prior to the Change of Control; (ii) material reduction, in the aggregate, to the compensation and benefit plans, programs and perquisites applicable to the executive officer as in effect immediately prior to the Change of Control; (iii) relocation of the executive to a location more than 50 miles from where the executive officer was based immediately prior to the Change of Control, or requiring the executive to travel to a substantially greater extent; or (iv) failure by the Company to assign the Key Employee Agreement to a successor.

Under the Key Employee Agreement, the executive officer agrees to protect the Company’s confidential information, and not to compete with the Company or solicit employees for two years after termination of employment (or, if the executive officer’s employment is terminated involuntarily other than for Cause prior to a Change of Control, such shorter period during which the executive officer is receiving severance payments). The non-compete restriction does not apply if the executive officer’s employment is terminated involuntarily without Cause or voluntarily for Good Reason within two years after a Change of Control. The executive officer also agrees to assign all intellectual property rights to the Company. In order to receive severance, the executive officer must sign a release of claims in favor of the Company and be in compliance with the terms of the Key Employee Agreement. The term of the Key Employee Agreement is three years, followed by automatic annual renewals, unless either party gives six months notice of non-renewal.

Except as indicated above with respect to the CEO, the same form of agreement was provided to all executive officers, except that (i) an executive officer who is a resident of a foreign country will receive a version of the agreement that has been modified as necessary to take into account local laws and prevent the duplication of any benefits and (ii) an executive officer who does not report directly to the CEO will only be entitled to the foregoing severance benefits upon termination following a Change of Control, as described above, and will not be required to agree to the form of confidential information, non-competition, non-solicitation and assignment of inventions provisions applicable to other executive officers, but will be required to sign the Company’s standard employee confidentiality agreement.

Stock Option Agreements

On December 7, 2007, the MOCC approved an amendment to the Company’s forms of stock option agreements to be used for the grant of stock options for executive officers occurring on or after that date. The amendments to the forms of stock option agreements effect the following changes:

•	The definition of Change of Control has been modified to be consistent with the definition in the proposed Key Employee Agreements.
•	A “Fundamental Change” provision was added that permits the Board to: (i) accelerate vesting of all outstanding options in the event of certain mergers and business combination transactions and then cancel the options upon payment of the spread between the per share merger consideration and the per share exercise price of the options, or (ii) substitute options for stock of the surviving corporation.

Restricted Stock Agreements

On December 7, 2007, the MOCC approved grants of restricted stock to certain executive officers of the Company. The restricted stock awards provide for a grant of restricted shares, the restrictions on which lapse with respect to all restricted shares on the third anniversary of the date of grant, subject to immediate vesting upon a Change of Control or termination of the executive officer’s employment due to death or disability. If, prior to a Change of Control, the executive officer’s employment terminates for any reason other than death or disability prior to vesting, the shares will be forfeited.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.
Date:	December 13, 2007	By:	\s\Karen Park Gallivan
Karen Park Gallivan
		Its:	Vice President, General Counsel and Secretary